UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 25, 2021

Agios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36014	26-0662915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip code)

(617) 649-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Exchange
Common Stock, Par Value $0.001 per share	AGIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 25, 2021, Agios Pharmaceuticals, Inc. (the “Company”) held a virtual special meeting of stockholders (the “Special Meeting”). At the Special Meeting, Company stockholders voted on a proposal to approve the proposed sale of the Company’s commercial, clinical and research-stage oncology portfolio to Servier Pharmaceuticals, LLC (“Servier”) pursuant to the Purchase and Sale Agreement, dated as of December 20, 2020 (the “Purchase Agreement”), by and among the Company, Servier and, solely for certain purposes, Servier S.A.S. (such proposal, the “Transaction Proposal”). The Transaction Proposal is described in more detail in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on February 11, 2021. As of the close of business on February 8, 2021, the record date for the Special Meeting, there were 69,361,718 shares of Company common stock issued and outstanding. At the Special Meeting, 62,901,952 shares of Company common stock were represented virtually or by proxy and, therefore, a quorum was present.

The Transaction Proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
62,890,898	5,346	5,708	N/A

Item 8.01	Other Events.

On March 25, 2021, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 25, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agios Pharmaceuticals, Inc.

Date: March 25, 2021	/s/ Jacqualyn A. Fouse
By: Jacqualyn A. Fouse, Ph.D.
Chief Executive Officer